Exhibit 3.2

BYLAWS

OF

NOBLE ENVIRONMENTAL POWER, INC.

i

	ARTICLE III.

	OFFICERS

3.1	Number	9
3.2	Appointment	9
3.3	Compensation	9
3.4	Term	9
3.5	Chief Executive Officer	10

	ARTICLE IV.

	CERTIFICATES OF STOCK

4.1	Certificates for Shares	10
4.2	Facsimile Signatures	10
4.3	Statement of Powers, Designations, Rights of Class of Stock	10
4.4	Lost, Stolen or Destroyed Certificates	10
4.5	Transfers of Stock	10
4.6	Fixing Record Date	11
4.7	Registered Stockholders	11

	ARTICLE V.

	GENERAL PROVISIONS

5.1	Declaration of Dividends	11
5.2	Reserve Fund Before Payment of Dividend	11
5.3	Checks	11
5.4	Fiscal Year	12
5.5	Seal	12
5.6	Notice	12
5.7	Annual Statement	12

	ARTICLE VI.

	CONTRACTS, LOANS, CHECKS
	AND DEPOSITS; SPECIAL CORPORATE ACTS

6.1	Contracts	12
6.2	Loans	12
6.3	Checks, Drafts, etc.	12
6.4	Deposits	13
6.5	Voting of Securities Owned by the Corporation	13

ii

	ARTICLE VII.

	AMENDMENTS

7.1	By Stockholders	13
7.2	By Directors	13
7.3	Implied Amendments	13

	ARTICLE VIII.

	EFFECTIVENESS

8.1	Effectiveness of Bylaws	13
8.2	Inconsistent Provisions	13

iii

BYLAWS

OF

NOBLE ENVIRONMENTAL POWER, INC.

OFFICES

1.                                       The registered office of Noble Environmental Power, Inc. (the “Corporation”) shall be in Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, State of Delaware.

2.                                       The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE I.

MEETINGS OF STOCKHOLDERS

1.1                                 Place of Meeting.  Meetings of stockholders (“Stockholders”) of the Corporation shall be held at any date, time and place, if any, within or outside the State of Delaware designated by the Board of Directors.  In the absence of any such designation, Stockholders’ meetings shall be held at the principal executive office of the Corporation.

1.2                                 Annual Meeting.  The annual meeting of Stockholders shall be held each year on a date and a time fixed by resolution of the Board of Directors.  At each annual meeting, directors shall be elected and any other proper business may be transacted.

1.3                                 Quorum.  A majority of the stock issued and outstanding and entitled to vote at any meeting of Stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Corporation’s Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”), or by these Bylaws.  Notwithstanding the foregoing, a quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment.  A majority in voting power of the voting stock represented in person or by proxy may adjourn the meeting from time to time despite the absence of a quorum and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote thereat.

1.4                                 Voting Requirement.  When a quorum is present at any meeting, the vote of the holders of a majority in voting power of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Certificate of Incorporation, these Bylaws, rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, a different vote is required, in which case such express provision shall govern and control the decision of such question.  Notwithstanding the foregoing, at all meetings of

Stockholders for election of directors at which a quorum is present, a plurality of the votes cast shall be sufficient to elect.

1.5                                 Proxies; Voting of Shares.  At each meeting of the Stockholders, each Stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy, but no proxy shall be voted upon or acted upon after three (3) years from its date unless said instrument provides for a longer period.  All proxies must be filed with the Secretary of the Corporation (the “Secretary”) before or at the beginning of each meeting in order to be counted in any vote at the meeting.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.  Each Stockholder shall have one (1) vote for each share of common stock having voting power, registered in his name on the books of the Corporation on the record date set by the Board of Directors as provided in Article IV, Section 4.6 hereof.  Shares of other preferred stock shall entitle its holder to such other voting powers as may be set forth in the certificates of designation applicable to such shares of preferred stock.

1.6                                 Special Meeting.  Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Board of Directors, but such special meetings may not be called by any other person or persons.  Any notice of a special meeting must state the purpose or purposes of such meeting.  Business transacted at any special meeting of Stockholders shall be limited to the matters related to the purposes stated in the notice.

1.7                                 Notice of Meeting.  Whenever Stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, if any, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the written notice of any meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.  If mailed, notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Stockholder at his address as it appears on the records of the Corporation.

1.8                                 Waiver of Notice by Stockholders.  Whenever any notice whatsoever is required to be given to any Stockholder of the Corporation under the Certificate of Incorporation or these Bylaws or any provision of the General Corporation Law of the State of Delaware, a waiver thereof given in writing or by electronic transmission at any time, whether before or after the time of meeting, by the Stockholder entitled to such notice, shall be deemed equivalent to the giving of such notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends for the express purpose of objecting to the transaction of any business.  Neither the business, nor the purpose of any regular or special meeting of Stockholders, directors or members of a committee of directors need be specified in the waiver.

1.9                                 Voting Records.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder.  Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation.  The list of Stockholders must also be open to examination at the meeting as required by applicable law.

1.10                           Stockholders Consent Without Meeting.

(a)                                  Majority Written Consent.  So long as some or all of the parties to the Stockholders Agreement of the Corporation, dated as of August 15, 2008, as amended from time to time (the “Stockholders Agreement”), together with their respective affiliates, (i) hold such number of shares of stock that they are entitled to cast a majority of the votes in a general election of Board of Directors and (ii) are permitted to treat themselves as a group that qualifies the Corporation to avail itself of the “Controlled Company” exception contained in Section 4350(c) of the listing rules of the NASDAQ Global Market (or any applicable succeeding provision) or any similar provision under the rules of the primary securities exchange (or dealer quotation system, as applicable) on which the Corporation’s common stock is listed, any action that is required or permitted to be taken by Stockholders may be effected by written consent of Stockholders in lieu of a meeting of Stockholders.  Such written consent must be obtained from Stockholders holding the same number of shares of the Corporation’s stock as would be required to vote for such action at the meeting of the Stockholders.

(b)                                 Unanimous Written Consent.  After such time as when the Stockholders are no longer permitted to act by written consent pursuant to Article I, Section 1.10(a) of these Bylaws, no action that is required or permitted to be taken by Stockholders may be effected by written consent of Stockholders in lieu of a meeting of Stockholders except if there is unanimous written consent of all Stockholders.

1.11                           Notice of Stockholder Business and Nominations.

(a)                                  Annual Meetings of Stockholders.

(1)                                  Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the Stockholders may be made at an annual meeting of Stockholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or (iii) by any Stockholder of the Corporation who was a Stockholder of record of the Corporation at the time the notice provided for in paragraph (a)(2) of this Article I, Section 1.11 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in paragraph (a)(2) of this Article I, Section 1.11.

(2)                                  For nominations or other business to be properly brought before an annual meeting by a Stockholder pursuant to clause (iii) of paragraph (a)(1) of this Article I, Section 1.11, the Stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for Stockholder action.  To be timely, a Stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the Stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation).  For purposes of the first annual meeting of Stockholders held after the closing of an initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock of the Corporation to the public, the first anniversary of such annual meeting shall be deemed to be on the date so fixed by resolution of the Board of Directors during the following year.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above.  Such Stockholder’s notice shall set forth: (i) as to each person whom the Stockholder proposes to nominate for election as a director (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such Stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such Stockholder and such beneficial owner, (C) a representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (D) a representation whether the Stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from Stockholders in support of such proposal or nomination.  The foregoing notice requirements shall be deemed satisfied by a Stockholder if the Stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such Stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.  The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(3)                                  Notwithstanding anything in the second sentence of paragraph (a)(2) of this Article I, Section 1.11 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Stockholder’s notice required by paragraph (a)(2) of this Article I, Section 1.11 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b)                                 Special Meetings of Stockholders.  Special meetings of the Stockholders for any purpose may be called at any time only by or at the direction of the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors then in office.  Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of Stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any Stockholder of the Corporation who is a Stockholder of record at the time the notice provided for in this Article I, Section 1.11 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedure set forth in this Article I, Section 1.11.  In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one (1) or more directors to the Board of Directors, any such Stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the Stockholder’s notice required by paragraph (a)(2) of this Article I, Section 1.11 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) of the giving of a Stockholder’s notice as described above.

(c)                                  General.

(1)                                  Only such persons who are nominated in accordance with the procedures set forth in this Article I, Section 1.11 shall be eligible to be elected at an annual or special meeting of Stockholders to serve as directors and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article, I, Section 1.11.  Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Article I, Section 1.11 (including whether the Stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Stockholder’s nominee or proposal in compliance with such Stockholder’s representation as required by clause (a)(2)(iii)(D) of this Article I, Section 1.11 and (b) if any proposed nomination or business was not made or proposed in compliance with this Article I, Section 1.11, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.  Notwithstanding the foregoing provisions of this Article I, Section 1.11, unless otherwise required by law, if the Stockholder (or a qualified representative of the Stockholder) does not appear at the annual or special meeting of Stockholders to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Article I, Section 1.11, to be considered a qualified representative of the Stockholder, a person must be authorized by a writing executed by such Stockholder or an electronic transmission delivered by such Stockholder to act for such Stockholder as proxy at the meeting of Stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Stockholders.

(2)                                  For purposes of this Article I, Section 1.11, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(3)                                  Notwithstanding the foregoing provisions of this Article I, Section 1.11, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article I, Section 1.11.  Nothing in this Article I, Section 1.11 shall be deemed to affect any rights (a) of Stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

1.12                           Postponement/Cancellation of Meeting.  Any previously scheduled annual or special meeting of the Stockholders may be postponed, and any previously scheduled annual or special meeting of the Stockholders called by the Board of Directors may be canceled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of Stockholders.

1.13                           Inspectors; Conduct of Meeting.

(a)                                  The Corporation may, and shall if required by law, in advance of any meeting of Stockholders, appoint one (1) or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof.  The Corporation may designate one (1) or more persons as alternate inspectors to replace any inspector who fails to act.  In the event that no inspector so appointed or designated is able to act at a meeting of Stockholders, the person presiding at the meeting shall appoint one (1) or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.

(b)                                 The inspectors shall: (i) ascertain the number of shares of stock outstanding and the voting power of each; (ii) determine the number of shares of stock present in person or by proxy at such meeting and the validity of proxies and ballots; (iii) count all votes and ballots; (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (v) certify their determination of the number of such shares present in person or by proxy at such meeting and their count of all votes and ballots.  Such certification and report shall specify such other information as may be required by law.  In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders, the inspectors may consider such information as is permitted by applicable law.  The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.  No person who is a candidate for an office at an election may serve as an inspector at such election.

(c)                                  The date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting.  The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of Stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of Stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to Stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.  The presiding person at any meeting of Stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.  Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE II.

DIRECTORS

2.1                                 Classes of Directors.  The Board of Directors shall be and is divided into three classes, as nearly equal in number as possible, designated: Class I, Class II and Class III.  In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible.  No decrease in the number of directors shall shorten the term of any incumbent director.  Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided that each director initially appointed to Class I shall serve for a term expiring at the Corporation’s annual meeting of Stockholders held in 2009; each director initially appointed to Class II shall serve for a term expiring at the Corporation’s annual meeting of Stockholders held in 2010; and each director initially appointed to Class III shall serve for a term expiring at the Corporation’s annual meeting of Stockholders held in 2011; provided further, that the term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal.

2.2                                 Number of Directors.  The number of directors shall be set in the manner provided for in the Certificate of Incorporation.

2.3                                 Vacancies.  Vacancies on the Board of Directors shall be filled in the manner provided for in the Certificate of Incorporation.

2.4                                 General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.  In addition to the powers and authorities expressly conferred upon them by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the Stockholders.

2.5                                 Place of Meeting.  The directors may hold their meetings and have one (1) or more offices, and keep the books of the Corporation, either within or outside of the State of Delaware.

2.6                                 Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors; provided, that any director not present at a meeting whereat the Board of Directors determines the time and place of a regular meeting shall be provided notice pursuant to Article II, Section 2.8.

2.7                                 Special Meeting.  Special meetings of the Board of Directors may be called by the Chief Executive Officer, Executive Chairman or Chairman of the Board.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.  Special meetings shall be called by the Chief Executive Officer, Executive Chairman or Chairman of the Board or the Secretary in like manner and on like notice on the written request of two (2) directors, unless the Board of Directors consists of only one (1) director, in which case special meetings shall be called by the Chief Executive Officer, Executive Chairman or Chairman of the Board or the Secretary in like manner or on like notice on the written request of the sole director.

2.8                                 Notice; Waiver.  Notice of any special meeting shall be provided on twenty-four (24) hours’ notice to each director, either personally or by telephone, telecopier or other means of electronic transmission, or not less than three (3) days prior to a meeting by delivering or mailing notice to the business address or such other address as a director shall have designated in writing and filed with the Secretary.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid.  Whenever any notice whatever is required to be given to any director of the Corporation under the Certificate of Incorporation or these Bylaws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened.

2.9                                 Quorum.  At all meetings of the Board of Directors, a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  Furthermore, every act or decision done or made by the majority of the directors present at a meeting at which a quorum is present shall be regarded as the act of the Board of Directors, unless the act of a greater number is required by law or by the Certificate of Incorporation or these Bylaws.

2.10                           Unanimous Consent Without Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

2.11                           Telephonic Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

2.12                           Committees; Powers.  The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one (1) or more committees, each such committee to consist of one (1) or more of the directors of the Corporation.  The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the Stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the Stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless either such resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

2.13                           Minutes.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

2.14                           Compensation.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

2.15                           Reliance Upon Books and Records.  Each director shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers, employees, agents, committees, or by any other person as to matters the director reasonably believes are within such other person’s or persons’ professional or expert competence, and who has been selected with reasonable care by or on behalf of the Corporation.

2.16                           Certain Procedures.  The Chairman of the Board, if such position exists and such person is present, shall preside at all meetings of the Board of Directors.  If the Chairman of the Board does not exist or is not present, the Chief Executive Officer shall preside at all meetings of the Board of Directors.  If neither the Chairman of the Board nor the Chief Executive Officer exists or is present then at the commencement of each meeting of the Board of Directors, those directors present shall vote to select one director to preside over such meeting.

ARTICLE III.

OFFICERS

3.1                                 Number.  The officers of the Corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer and Secretary.  The Corporation may also have at the discretion of the Board of Directors such other officers as are desired, including a Chairman of the Board, an Executive Chairman, a Chief Operating Officer, a Chief Financial Officer, one (1) or more Presidents and Vice-Presidents, a Treasurer, one (1) or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3.2 of this Article III.  Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

3.2                                 Appointment.  The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

3.3                                 Compensation.  The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation, but any such officer who shall also be a director shall not have any role in determination of such officer’s compensation.

3.4                                 Term.  The officers of the Corporation shall hold office until their proper removal or resignation.  Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.

3.5                                 Chief Executive Officer.  Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, the Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation.  The Chief Executive Officer shall preside at all meetings of the Stockholders.  The Chief Executive Officer shall have the general powers and duties of management usually vested in the office of Chief Executive Officer of corporations, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

ARTICLE IV.

CERTIFICATES OF STOCK

4.1                                 Certificates for Shares.  The shares of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Every holder of stock of the Corporation represented by certificates shall be entitled to have a certificate signed by the appropriate officers of the Corporation, certifying the number of shares represented by such certificate.

4.2                                 Facsimile Signatures.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

4.3                                 Statement of Powers, Designations, Rights of Class of Stock.  If the Corporation shall be authorized to issue more than one (1) class of stock or more than one (1) series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided that except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each Stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

4.4                                 Lost, Stolen or Destroyed Certificates.  The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

4.5                                 Transfers of Stock.  Upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

4.6                                 Fixing Record Date.  In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of determination of Stockholders entitled to vote at any meeting of Stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (b) in the case of determination of Stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (c) in the case of any other action, shall not be more than sixty (60) days prior to such other action.  If no record date is fixed: (a) the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (c) the record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

4.7                                 Registered Stockholders.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

ARTICLE V.

GENERAL PROVISIONS

5.1                                 Declaration of Dividends.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property or in shares of the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation.

5.2                                 Reserve Fund Before Payment of Dividend.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may abolish any such reserve.

5.3                                 Checks.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

5.4                                 Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

5.5                                 Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

5.6                                 Notice.  Except as otherwise provided herein or permitted by law, notice to directors and Stockholders shall be given in writing, by mail, addressed to such director or Stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice to directors may also be given by telecopier, telephone or other means of electronic transmission.  Notice to Stockholders given by a form of electronic transmission shall be effective if consented to by the Stockholder to whom the notice is given.  Any such consent shall be revocable by the Stockholder by written notice to the Corporation.  Any such consent shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (b) such inability becomes known to the Secretary or an Assistant Secretary or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

5.7                                 Annual Statement.  The Board of Directors shall present at each annual meeting, and at any special meeting of the Stockholders when called for by vote of the Stockholders, a full and clear statement of the business and condition of the Corporation.

ARTICLE VI.

CONTRACTS, LOANS, CHECKS

AND DEPOSITS; SPECIAL CORPORATE ACTS

6.1                                 Contracts.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances.  In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the Corporation shall be executed in the name of the Corporation by an officer of the Corporation; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

6.2                                 Loans.  No indebtedness for borrowed money shall be contracted on behalf of the Corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors.  Such authorization may be general or confined to specific instances.

6.3                                 Checks, Drafts, etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

6.4                                 Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as may be selected by or under the authority of a resolution of the Board of Directors.

6.5                                 Voting of Securities Owned by the Corporation.  Unless otherwise determined by resolution of the Board of Directors, the Executive Chairman, the Chief Executive Officer or any President or Vice-President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock at any such meeting, or through action without a meeting.  The Board of Directors may by resolution from time to time confer such power and authority (in general or confined to specific instances) upon any other person or persons.

ARTICLE VII.

AMENDMENTS

7.1                                 By Stockholders.  These Bylaws may be adopted, amended or repealed and new Bylaws may be adopted by the Stockholders entitled to vote at the Stockholders’ annual meeting without prior notice or at any other duly called meeting provided the amendment under consideration has been set forth in the notice of meeting, by affirmative vote of not less than a majority in voting power of the shares present or represented at any meeting at which a quorum is in attendance.

7.2                                 By Directors.  These Bylaws may be adopted, amended or repealed by the Board of Directors as provided in the Certificate of Incorporation by the affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; but no Bylaw adopted by the Stockholders shall be amended or repealed by the Board of Directors if the Bylaws so provide.

7.3                                 Implied Amendments.  Any action taken or authorized by the Board of Directors, which would be inconsistent with the Bylaws then in effect but is taken or authorized by affirmative vote of not less than the number of directors required to amend the Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

ARTICLE VIII.

EFFECTIVENESS

8.1                                 Effectiveness of Bylaws.  These Bylaws shall become effective upon the filing of the Certificate of Incorporation of the Corporation.

8.2                                 Inconsistent Provisions.  In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation or applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.